Exhibit 10.2

EXECUTION VERSION

INCREMENTAL FACILITY AGREEMENT dated as of September 30, 2011 (this “Agreement”), among GFI SOFTWARE S.À R.L., a société à responsabilité limitée having its registered office at 7A, rue Robert Stümper, L - 2557 Luxembourg, registered with the Luxembourg register of trade and companies under number B147127 and having a share capital of €1,105,788.06 (“Holdings”), TV GFI HOLDING COMPANY S.À R.L., a société à responsabilité limitée having its registered office at 7A, rue Robert Stümper, L - 2557 Luxembourg, registered with the Luxembourg register of trade and companies under number B156413 and having a share capital of €25,000.00 (the “Borrower”), BANK OF MONTREAL and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

A.                                   Reference is made to the Credit Agreement dated as of September 14, 2011 (the “Credit Agreement”), among Holdings, the Borrower, the lenders party thereto (the “Existing Lenders”) and the Administrative Agent.

B.                                     Pursuant to the Credit Agreement, the Existing Lenders have extended, and have agreed to extend, credit to the Borrower.

C.                                     The Borrower has requested that Bank of Montreal (the “Additional Lender” and, together with the Existing Lenders, the “Lenders”) make an Incremental Term Loan to the Borrower on the Incremental Effective Date, in an aggregate principal amount of $15,000,000, subject to the terms and conditions set forth herein.

D.                                    The Additional Lender is willing to make the Incremental Term Loan on the terms and subject to the conditions set forth herein.

E.                                      Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement (after giving effect to this Agreement).

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Incremental Term Loan.  (a)  Subject to the terms and conditions set forth herein, the Additional Lender agrees to make an Incremental Term Loan to the Borrower on the Incremental Effective Date (as defined below) in a principal amount not to exceed US$15,000,000.  Amounts repaid in respect of the Incremental Term Loan made hereunder may not be reborrowed.  The terms of the Incremental Term Loan made hereunder shall be identical to those of the US Dollar Tranche Term Loans outstanding immediately prior to the effectiveness of this Agreement (the “Existing Term Loans”).

(b)  It is the intent of the parties hereto that the Incremental Term Loan made hereunder be included on the Incremental Effective Date in each existing US Dollar Tranche Term Borrowing on a pro rata basis.  In furtherance of the foregoing, each of the parties hereto agrees that a portion of the Incremental Term Loan made hereunder shall be allocated among each outstanding US Dollar Tranche Term Borrowing ratably and shall have an initial Interest Period equal to the remaining Interest Period applicable to such Borrowing, and, upon such allocation, such Incremental Term Loan shall be a part of each such Borrowing (and shall constitute a Loan of the same Class as the US Dollar Tranche Term Loans made on the Effective Date).

(c)  Upon the making of the Incremental Term Loan hereunder, the Additional Lender shall be deemed to be a “Lender”, a “Term Lender” and a “US Dollar Tranche Term Lender” under the Credit Agreement, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders of the applicable Class) under the Credit Agreement and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders of the applicable Class) under the Credit Agreement and the other Loan Documents.

(d)  The funding of the Incremental Term Loan to be made hereunder shall be made in the manner contemplated by Section 2.06 of the Credit Agreement.

SECTION 2.  Fees.  The Borrowers agrees to pay on the Incremental Effective Date to the Additional Lender, as fee compensation for the funding of the Additional Lender’s Incremental Term Loan made hereunder, a fee (the “Incremental Fee”) in an amount equal to 1% of the aggregate principal amount of the Incremental Term Loan made hereunder.  Such fee shall be payable in immediately available funds and shall not be refundable.

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Agreement, each of Holdings and the Borrower represents and warrants to the Lenders that, as of the Incremental Effective Date:

(a)  This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrower and this Agreement and the Credit Agreement, as supplemented by this Agreement, each constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Incremental Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(c)  No Default or Event of Default has occurred and is continuing on the Incremental Effective Date, both immediately prior to and immediately after giving effect to the making of the Incremental Term Loan hereunder.

(d)  After giving effect to the making of Incremental Term Loan hereunder, Holdings is in compliance on a pro forma basis with each of the covenants set forth in Sections 6.12 and 6.13 of the Credit Agreement as of the end of and for the period of four fiscal quarters of Holdings most recently ended prior to the date hereof.

(e)  On the Incremental Effective Date, after giving effect to the borrowing of the Incremental Term Loan contemplated hereby, and giving effect to the rights of subrogation and contribution under the Master Guarantee Agreement, (a) the fair value of the assets of the Loan Parties, on a consolidated basis, exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Loan Parties, on a consolidated basis, are greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Loan Parties are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Loan Parties, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is conducted and is proposed to be conducted.

SECTION 4.  Effectiveness.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent (the date of the satisfaction thereof is referred to as the “Incremental Effective Date”):

(a)  The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Agreement.

(b)  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Incremental Effective Date) of each of (i) Willkie Farr & Gallagher LLP, counsel for Holdings and the Borrower, and (ii) each local counsel for Holdings and the Borrower in each jurisdiction listed on Schedule 4.01(b) of the Credit Agreement, and the laws of which are not covered by the opinion letter referred to in clause (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Incremental Facility Agreement and Reaffirmation Agreement and any other legal matters relating to the Loan Parties, the Incremental Facility Agreement, the

Reaffirmation Agreement or the Incremental Term Loan made hereunder, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)  The Administrative Agent shall have received a certificate, dated the Incremental Effective Date and signed by a Financial Officer of Holdings, confirming the accuracy of the representations and warranties set forth in Section 3.

(e)  The Administrative Agent shall have received a Reaffirmation Agreement in form and substance satisfactory to the Administrative Agent, duly executed by each Loan Party, pursuant to which each Loan Party shall acknowledge that the Security Documents remain in full force and effect in accordance with their terms and that the Secured Obligations include all Obligations created by this Agreement.

(f)  The Additional Lender shall have received the Incremental Fee and all other fees and other amounts due and payable on or prior to the Incremental Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under the Credit Agreement or under any other Loan Document.

SECTION 5.  Effect of Agreement.  (a)  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Issuing Bank or any Lender under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)  On and after the Incremental Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as supplemented hereby.  This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.  Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 8.  Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GFI SOFTWARE S.À R.L.,

by	/s/ Daniel Kossman
Name: Daniel Kossman
Title: Attorney

TV GFI HOLDING COMPANY S.À R.L.,

by	/s/ Daniel Kossman
Name: Daniel Kossman
Title: Attorney

BANK OF MONTREAL, LONDON BRANCH

by	/s/ A. Edbon, A. McClinton
Name: A. Edbon, A. McClinton
Title: Director, Managing Director

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent,

by	/s/ Justin Kelley
Name: Justin Kelley
Title: Authorized Officer